SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 17th day of June, 1994.


                                      Lord Asset Management Trust


                                    By:/s/ Thomas S. White, Jr.
                                       Thomas S. White, Jr.
                                       President

     KNOW ALL BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint Allan S. Mostoff, William J. Kotapish, and Thomas H. Forester, and each of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for the undersigned in any and all capacities to sign the Registration Statement of Lord Asset Management Trust and any pre- or post-effective amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A has been signed below by the following persons on behalf of Lord Asset Management Trust in the capacities and on the date indicated:



Signature                          Title                          Date



/s/ Thomas S. White, Jr.           Trustee and                    June 17, 1994
                                   President (Principal Executive
Thomas S. White, Jr.               Officer)


/s/ Roberta J. Johnson             Treasurer (Prin-               June 17, 1994
Roberta J. Johnson                 cipal Financial and
                                   Accounting Officer)


/s/ Michael R. Miller              Trustee                        June 17, 1994
Michael R. Miller


/s/ Jill Almeida                   Trustee                        June 17, 1994
Jill Almeida


/s/ Michael S. Duffey              Trustee                        June 17, 1994
Michael S. Duffey


/s/ Phillip R. Haag                Trustee                        June 17, 1994
Phillip R. Haag


/s/ Nicholas Manos                 Trustee                        June 17, 1994
Nicholas Manos


/s/ Edward E. Mack, III            Trustee                        June 17, 1994
Edward E. Mack, III